Exhibit 32.1
CERTIFICATION FURNISHED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Williams Coal Seam Gas Royalty Trust (the “Trust”) on Form 10-Q for the period ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: May 13, 2010	BANK OF AMERICA, N.A., TRUSTEE FOR WILLIAMS COAL SEAM GAS ROYALTY TRUST
	By:	/s/ RON E. HOOPER
Ron E. Hooper
Senior Vice President and Administrator Bank of America, N.A.

A signed original of this written statement required by Section 906 has been provided to Williams Coal Seam Gas Royalty Trust and will be retained by Williams Coal Seam Gas Royalty Trust and furnished to the Securities and Exchange Commission or its staff upon request.